Exhibit 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 2, 2000, included in Sysco Corporation's Form 10-K for the year ended July 1, 2000 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP

Houston, Texas
November 13, 2000